Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-43843) pertaining to the Esterline Technologies Corporation 1997 Stock Option Plan;

(2)	Registration Statement (Form S-8 No. 333-62650) pertaining to the Esterline Technologies Corporation Amended and Restated 1997 Stock Option Plan;

(3)	Registration Statement (Form S-8 No. 333-103846) pertaining to the Esterline Technologies Corporation Amended and Restated 1997 Stock Option Plan;

(4)	Registration Statement (Form S-8 No. 333-113475) pertaining to the Esterline Technologies Corporation 2004 Equity Incentive Plan;

(5)	Registration Statement (Form S-8 No. 333-151823) pertaining to the Esterline Technologies Corporation 2004 Equity Incentive Plan and the Esterline Technologies Corporation 2002 Employee Stock Purchase Plan;

(6)	Registration Statement (Form S-8 No. 333-165613) pertaining to the Esterline Technologies Corporation Amended and Restated 2004 Equity Incentive Plan and Amended and Restated 2002 Employee Stock Purchase Plan;

of our reports dated December 21, 2012, with respect to the consolidated financial statements and schedule of Esterline Technologies Corporation, and the effectiveness of internal control over financial reporting of Esterline Technologies Corporation, included in this Annual Report (Form 10-K), for the year ended October 26, 2012.

/s/ Ernst & Young LLP

Seattle, Washington
December 21, 2012